UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2017

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Portland General Electric Company (the “Company”) adopted a 2006 Stock Incentive Plan effective as of March 31, 2006 (the “Plan”) under which no awards could be granted after March 31, 2016. Under the Plan, 4,687,500 shares of Company common stock were originally approved for issuance and, as of March 31, 2016, 3,327,146 shares of Company common stock remained available for future issuance. Although the Company’s shareholders approved the Plan in 2008 and 2013, for purposes of Section 162(m) of the Internal Revenue Code, the term of the Plan was not extended in connection with those approvals.

The Company inadvertently authorized certain awards under the Plan after March 31, 2016 to its nonemployee directors and to certain of its employees. The nonemployee director awards (covering an aggregate of 39,970 shares of common stock) were made in May 2016 and April 2017 in the form of share-settled restricted stock units that vest quarterly following the two respective grant dates, subject to continued service. The awards made in May 2016 (the “2016 Director Awards”) covered an aggregate of 20,520 shares. The awards made in April 2017 (the “2017 Director Awards”) covered an aggregate of 19,450 shares. The awards to employees (“Employee Awards”) were made in the form of (i) 148,985 performance stock units granted to officers and other key employees in February 2017 that vest and settle in shares on a “cliff” basis following a three-year service and performance period and (ii) 5,670 restricted stock units granted to key employees at various times between November 2016 and April 2017 that vest and settle in shares on a “cliff” basis after three years, subject to continued service but providing for earlier pro-rata vesting upon an employee’s death or disability.

None of the Employee Awards or the 2017 Director Awards have vested or settled at this time. The 2016 Director Awards have all settled.

The Company’s Board of Directors (the “Board”) and the Board’s Compensation and Human Resources Committee each have approved an amendment to the Plan, effective as of March 31, 2016, to extend the term of the Plan to March 31, 2024. The Company will ask its shareholders to approve the Plan amendment at the Company’s 2018 annual meeting of shareholders, and no Employee Award will be settled in common stock unless and until such approval is obtained. The settlement of the Employee Awards in shares also will be subject, if and as applicable, to approval by the Oregon Public Utility Commission.

Item 8.01.    Other Events.

The nonemployee directors of the Company are being given an election in respect of their 2017 Director Awards to settle those awards either in cash (based on the original award amount) or, as originally contemplated, in shares of Company common stock, such that the awards are no longer deemed to be made under an equity compensation plan for purposes of the New York Stock Exchange rules. The vesting and settlement of the 2017 Director Awards will otherwise remain subject to the original award terms, except that the issuance of shares under the 2017 Director Awards will be subject, if and as applicable, to approval by the Oregon Public Utility Commission.

Because the 2016 Director Awards have already settled in shares, those awards have been rescinded (such that the 20,520 shares issued under them have been forfeited to the Company) and replaced with new awards (the “Replacement Awards”). Each Replacement Award has a value of $85,000 (the value of the 2016 Director Award when originally made, not the greater value of the underlying shares upon their forfeiture) and provide that the recipient may elect to settle the award either in cash or unrestricted shares of Company common stock. The issuance of shares under the Replacement Awards will be subject, if and as applicable, to approval by the Oregon Public Utility Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	June 9, 2017	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance, Chief Financial Officer and Treasurer